Exhibit 10.1

TO:

DATE:

Subject:  Your Bonus Plan for 2007 (January through December 2007)

Your bonus plan for 2007 will be based on the attainment of the Adjusted EBITDA budget of Physicians Formula Inc. for 2007 (                   ) according to the following criteria:

• Between 80% and 100% of achievement of the Adjusted EBITDA budget, the bonus will be a straight-line percent between 0 and 50% of your base salary.

• Above achievement of the Adjusted EBITDA budget between 100% and 125% of Adjusted EBITDA budget, the bonus amount will be straight-line between 50% to 100% of your base salary.

• Below 80% of Adjusted EBITDA budget, you will not receive any bonus.

You must be employed by the Company as of the last day of the calendar year for which any bonus relates in order to receive any such bonus hereunder.  The bonus shall be paid within 30 days following the delivery of the Company’s annual audited financial statements for such year.

I thank you in advance for your cooperation in reaching the overall company objectives for 2007.

Sincerely,

If you accept the bonus proposal, please sign and date below.

Accepted and Agree:

Date

Date